For Period ended 05/31/2018              Series Series 14, 15, 17, 19, 20
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:



USAA Government Securities Fund - Adviser Shares
Series 17

72DD
Dollar Distributions
$98

73A
Per Share Distributions
$0.1769

74U
Shares Outstanding
503

74V
NAV
$9.54


USAA Government Securities Fund - R6 Shares
Series 17

72DD
Dollar Distributions
$131

73A
Per Share Distributions
$0.2157

74U
Shares Outstanding
665

74V
NAV
$9.55

USAA World Growth Fund - Adviser Shares
Series 19


72DD
Dollar Distributions
$0.00

73A
Per Share Distributions
$0.0003

74U
Shares Outstanding
317

74V
NAV
$31.86


USAA Emerging Markets Fund - Adviser Shares
Series 20


72DD
Dollar Distributions
$10

73A
Per Share Distributions
$.0363

74U
Shares Outstanding
276

74V
NAV
$18.76

USAA International Fund - Adviser Shares
Series 15


72DD
Dollar Distributions
$135

73A
Per Share Distributions
$0.5533

74U
Shares Outstanding
248

74V
NAV
$32.67


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14

72DD
Dollar Distributions
$0

73A
Per Share Distributions
$0

74U
Shares Outstanding
1,325

74V
NAV
$12.74